WARBY PARKER INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

This Warby Parker Inc. (the “Company”) Amended and Restated Non-Employee Director Compensation Program (this “Program”) has been adopted under the Company’s 2021 Incentive Award Plan (the “Plan”) effective as of December 17, 2021 (the “Effective Date”). As of the Effective Date, this Program amends, restates and supersedes in its entirety the Non-Employee Director Compensation Program adopted by the Company in connection with the direct listing of the Company’s Class A Common Stock that resulted in such Class A Common Stock becoming regularly traded on an established securities market. Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Plan.

Cash Compensation

Annual retainers will be paid in the following amounts to Non-Employee Directors:

Position	Annual Retainer
Non-Employee Director:	$75,000
Lead Non-Employee Director:	$15,000
Audit Committee Chair:	$20,000
Compensation Committee Chair:	$15,000
Nominating and Corporate Governance Chair:	$10,000

All annual retainers are additive and will be paid in cash on the date of each annual stockholders meeting (an “Annual Meeting”) to those individuals who will continue to serve as Non-Employee Directors following the Annual Meeting, provided, that if a Non-Employee Director is first appointed or elected on a date other than the date of an Annual Meeting, then such Non-Employee Director shall be paid pro-rated annual retainers based on the number of days from the date of such appointment or election through the anticipated date of the first Annual Meeting following such appointment or election.

Election to Receive Restricted Stock Units In Lieu of Annual Retainers

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General:
The Board or its Compensation Committee (the “Compensation Committee”) may, in its discretion, provide Non-Employee Directors with the opportunity to elect to convert all or a portion of their annual retainers into awards of Restricted Stock Units ( “Retainer RSU Awards”) granted under the Plan or any other applicable Company equity incentive plan then-maintained by the Company, with each such Retainer RSU Award covering a number of shares of Common Stock calculated by dividing (i) the amount of the annual retainer that would have otherwise been paid to such Non-Employee Director on the applicable grant date by (ii) the average closing trading price of a share of Class A Common Stock over the 30-day period ending the day prior to the grant date (such election, a “Retainer RSU Election”).

Each Retainer RSU Award automatically will be granted on the date the cash retainers would otherwise have been paid. Each Retainer RSU Award will be fully vested on the grant date.

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Election Method:
Each Retainer RSU Election must be submitted to the Company in the form and manner specified by the Board or the Compensation Committee. An individual who fails to make a timely Retainer RSU Election shall not receive a Retainer RSU Award and instead shall receive the applicable annual retainer in cash. Retainer RSU Elections must comply with the following timing requirements:
•Initial Election. Each individual who first becomes a Non-Employee Director may make a Retainer RSU Election with respect to annual retainer payments scheduled to be paid in the same calendar year as such individual first becomes a Non-Employee Director (the “Initial Retainer RSU Election”). The Initial Retainer RSU Election must be submitted to the Company on or before the date that the individual first becomes a Non-Employee Director (the “Initial Election Deadline”), and the Initial Retainer RSU Election shall become final and irrevocable as of the Initial Election Deadline.
•Annual Election. No later than December 31 of each calendar year, or such earlier deadline as may be established by the Board or the Compensation Committee, in its discretion (the “Annual Election Deadline”), each individual who is a Non-Employee Director as of immediately before the Annual Election Deadline may make a Retainer RSU Election with respect to the annual retainer relating to services to be performed in the following calendar year (the “Annual Retainer RSU Election”). The Annual Retainer RSU Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become effective and irrevocable as of the Annual Election Deadline.

Equity Compensation

Each Non-Employee Director who will continue to serve as a Non-Employee Director immediately following an Annual Meeting shall be automatically granted on the date of such Annual Meeting under the Plan, or any other applicable Company equity incentive plan then-maintained by the Company, an award (an “Annual RSU Award”) of that number of fully vested Restricted Stock Units calculated by dividing (i) $225,000 by (ii) the average closing trading price of a share of Class A Common Stock over the 30-day period ending the day prior to the date of such Annual Meeting, provided, that if a Non-Employee Director is first appointed or elected on a date other than the date of an Annual Meeting, then such Non-Employee Director shall be granted automatically on such date of appointment or election under the Plan, or any other applicable Company equity incentive plan then-maintained by the Company, an award (an “Initial RSU Award”) of that number of fully vested Restricted Stock Units calculated by dividing (i) the product of $225,000 multiplied times a fraction, the numerator of which is the number of days from the date of such appointment or election through the anticipated date of the first Annual Meeting following such appointment or election and the denominator of which is 365, by (ii) the average closing trading price of a share of Class A Common Stock over the 30-day period ending the day prior to the date of such appointment or election.

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Election to Defer Issuances

General:
The Board or the Compensation Committee may, in its discretion, provide each Non-Employee Director with the opportunity to defer the issuance of the shares underlying Restricted Stock Units granted under this Program, including Retainer RSU Awards, Initial RSU Awards and Annual RSU Awards, that would otherwise be issued to the Non-Employee Director in connection with the vesting or grant of the Restricted Stock Units until the earliest of a fixed date properly elected by the Non-Employee Director, the Non-Employee Director’s Termination of Service or a Change in Control. Any such deferral election (“Deferral Election”) shall be subject to such rules, conditions and procedures as shall be determined by the Board or the Compensation Committee, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A of the Code, unless otherwise specifically determined by the Board or the Compensation Committee. If an individual elects to defer the delivery of the shares underlying Restricted Stock Units granted under this Program, settlement of the deferred Restricted Stock Units shall be made in accordance with the terms of the Deferral Election.

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Election Method:
Each Deferral Election must be submitted to the Company in the form and manner specified by the Board or its Compensation Committee. Deferral Elections must comply with the following timing requirements:
•Initial Deferral Election. Each individual who first becomes a Non-Employee Director may make a Deferral Election with respect to the Non-Employee Director’s Initial RSU Award and Retainer RSU Awards to be paid in the same calendar year as such individual first becomes a Non-Employee Director (the “Initial Deferral Election”). The Initial Deferral Election must be submitted to the Company on or before the Initial Election Deadline, and the Initial Deferral Election shall become final and irrevocable as of the Initial Election Deadline.
•Annual Deferral Election. No later than the Annual Election Deadline, each individual who is a Non-Employee Director as of immediately before the Annual Election Deadline may make a Deferral Election with respect to the Annual RSU Award and Retainer RSU Awards to be granted in the following calendar year (the “Annual Deferral Election”). The Annual Deferral Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become final and irrevocable for the subsequent calendar year as of the applicable Annual Election Deadline.

Change in Control

Upon a Change in Control of the Company, all outstanding equity awards granted under the Plan and any other equity incentive plan maintained by the Company that are held by a Non-Employee Director that are unvested as of immediately prior to such Change in Control thereupon shall become fully vested and/or exercisable.

Reimbursements
The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.
Miscellaneous

The other provisions of the Plan shall apply to the Restricted Stock Units granted automatically under this Program, except to the extent such other provisions are inconsistent with this Program. All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of Restricted Stock Units hereby are subject in all respects to the terms of the Plan. The grant of Restricted Stock Units under this Program shall be made solely by and subject to the terms set forth in an Award Agreement in a form to be approved by the Board and duly executed by an executive officer of the Company.

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